AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), by and among W Technologies, Inc., a Delaware corporation (f/k/a Winning Edge International, Inc. and GWIN, Inc. and referred to herein as the “Company”), Global SportsEdge, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”), and Inutrition, Inc., a Texas corporation (f/k/a CSI Business Finance, Inc. and referred to herein as the “Lender”), is entered into as of the 1st day of April, 2008 (the “Effective Date”).

RECITALS:

WHEREAS, on September 7, 2006, the Company and the Lender entered into a Loan Agreement (the “Loan Agreement”) pursuant to which the Lender loaned to the Company, and the Company borrowed from the Lender, Six Hundred Fifty-Five Thousand Dollars ($655,000) in the form of two (2) secured promissory notes, the first of which was issued by the Company to the Lender on September 7, 2006 in the principal amount of Three Hundred Fifty-Five Thousand Dollars ($355,000) and the second of which was issued by the Company to the Lender on September 21, 2006 in the principal amount of Three Hundred Thousand Dollars ($300,000) (together, the “Notes”); and

WHEREAS, the Notes were originally secured by (i) a Pledge and Escrow Agreement (the “Pledge Agreement”), of even date with the Loan Agreement, by and among the Company, the Lender and the Escrow Agent named therein, (ii) an Insider Pledge and Escrow Agreement (“Insider Pledge Agreement”), of even date with the Loan Agreement, by and among the Company, the Lender, Wayne Allyn Root and the Escrow Agent named therein, (iii) a Security Agreement (the “Security Agreement”), of even date with the Loan Agreement, by and between the Company and the Lender and (iv) a Subsidiary Security Agreement (the “Subsidiary Security Agreement”), by and between the Lender and the Subsidiary (collectively, the “Security Instruments” and together with the Loan Agreement and the Notes, including all related transaction documents executed in connection therewith, including all amendments, schedules and exhibits thereto, the “Transaction Documents”); and

WHEREAS, the Company entered into an agreement with Betbrokers, PLC, a company organized under the laws of the United Kingdom (“Betbrokers”) whereby the Company consummated the sale of all of its assets (the “Assets”) to Betbrokers (the “Asset Sale”) in exchange for the issuance by Betbrokers of shares of its capital stock (the “Betbroker Shares”), which Betbroker Shares trade on the London Stock Exchange Alternative Investment Market (the “AIM”); and

WHEREAS, Lender, in order to facilitate the Asset Sale, released its security interest on the Assets by terminating the Security Agreement and the Subsidiary Security Agreement (but not the Pledge Agreement pledging 502,000,000 shares of the Company and the Insider Pledge Agreement pledging preferred shares owned by Wayne Root which remained in full force and effect) and extended the due date on the Notes in exchange for a security interest in certain Betbroker Shares, and accordingly, Lender, the Company and Subsidiary entered into an Amendment, Termination Agreement and Mutual Release along with a Pledge and Security Agreement dated September 26, 2007 (the “First Pledge and Security Agreement” and together with the Amendment, Termination Agreement and Mutual Release described above, the “Amended Agreements”), and amended the Notes in connection therewith (the Notes, as amended, being referred to as the “Amended Notes”); and

WHEREAS, Laurus Master Fund, Ltd, also agreed to terminate its secured position on the Assets; and

WHEREAS, the Company is currently not able to meet its payment schedule under the Amended Agreements and Amended Notes, or its obligations to Laurus Master Fund, Ltd. under the amended agreements with Laurus and has requested an extension of time with respect to payment of the Amended Notes; and

WHEREAS, the Company and the Lender desire to (a) amend the Amended Agreements, the Loan Agreement, and the Amended Notes in order to extend the maturity dates, allow for the Company to facilitate payment arrangements and to modify the payment terms thereof, (b) facilitate the issuance of a new promissory note of the Company which renews, modifies and extends (but does not discharge or constitute a novation of the Amended Notes (which note shall be referred to as the “Modified Note”), (c)  waive any and all claims of default under the prior agreements; and (d) enter into a pledge and security agreement to further secure the Company’s continuing obligations under the Modified Note with Betbroker Shares, all on the terms and conditions set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

2.

Modified Note.  The Company shall execute the Modified Note in the form of Exhibit A attached hereto, which shall include (i) a change in the Maturity Date to November 7, 2008, (ii) an increase in the principal amount of the obligation evidenced thereby to include legal fees incurred in connection with the recent default by the Company, (iii) an increase in the amount of the obligation evidenced thereby to include amounts still due and owing under that certain Secured Promissory Note of the Company dated June 7, 2006 payable to Michael O. Sutton, which note was assigned to the Lender on November 1, 2007, for Lender paying in full all obligations owed by the Company to Michael O. Sutton and (iv) reduced by payments made to date on the Notes.

3.

First Pledge and Security Agreement.  The First Pledge and Security Agreement is hereby amended such that it secures all obligations evidenced by the Modified Note, as well as any other obligation of the Company referred to in the First Pledge and Security Agreement.  All references in the First Pledge and Security Agreement to the Note shall hereinafter be deemed a reference to the Modified Note.  Paragraph 11(b) of the First Pledge and Security Agreement is hereby amended to delete the phrase “, unless cured within thirty days after such payment of principal is due”.

4.

Second Pledge and Security Agreement.  The parties hereto agree that twenty one million one hundred fifteen thousand four hundred thirty six (21,115,436) Betbroker Shares owned beneficially and of record by the Company shall be pledged by the Company to secure the Company’s payment obligations to the Lender under the Modified Note pursuant to the Pledge and Security Agreement in the form of Exhibit B attached hereto (the “Second Pledge and Security Agreement”); provided that, the Betbroker Shares pledged pursuant to the Second Pledge and Security Agreement (the “Additional Share Collateral”) shall be placed with an agent as set forth in the Pledge and Security Agreement with the Company permitted to sell the Additional Share Collateral and pay the proceeds from such sale in the manner provided in the Second Pledge and Security Agreement.

5.

Representations and Warranties.  The Company hereby represents and warrants as follows:

(a)

This Agreement, the Modified Note, the Second Pledge and Security Agreement and each other document previously or contemporaneously herewith executed in connection with the foregoing, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

(b)

Upon the effectiveness of this Agreement, the Company hereby reaffirms all covenants, representations and warranties made in the Loan Agreement (other than the representations and warranties contained in Sections 3.3, 3.5, 3.7, 3.9, 3,10, 3.12, 3.13, 3.14, 3.15, 3.16,, 3.20 and 3.21, which are not reaffirmed hereby) and agrees that all such covenants, representations and warranties (other than those set forth above which are not reaffirmed hereby) shall be deemed to have been remade as of the Effective Date.

(c)

The Company has no defense, counterclaim or offset with respect to the Loan Agreement or the Modified Note.

(d)

To the extent that a recital set forth above contains an agreement, such agreement shall be considered an integral part of this Agreement and binding on the parties hereto.

6.

Waiver.  Lender specifically waives any and all rights under the Loan Agreement, all amendments thereto and under the Amended Notes, and all amendments thereto for default against the Company and Subsidiary for all past actions related to non-payment.

7.

Effect on the Loan Agreement.

(a)

Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement and the Amended Agreements, as amended hereby.

(b)

Except as specifically amended herein or terminated pursuant hereto, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)

The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

8.

Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.

Further Amendments.  All provisions in the Transaction Documents in conflict with this Agreement shall be and hereby are changed to conform to this Agreement.

10.

Authority.  The parties hereto warrant that they have the full power and authority to execute and deliver this Agreement and to perform the obligations hereunder, and the Company has simultaneous herewith provided the Lender with an officer’s certificate setting forth the officers of the Company and the resolutions approved by the Board of Directors of the Company, in form and substance acceptable to the Lender.

11.

Assignment.  Neither this Agreement nor any right, obligation or interest hereunder or under the Loan Agreement shall be assignable, transferable or otherwise alienable by the Company or the Subsidiary except with the prior written consent of the Lender.  This Agreement and Lender’s rights under the Loan Agreement, and any and all rights, obligations or interests therein, may be transferred or assigned by Lender in its discretion.  Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

12.

Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the parties hereto.  No waiver by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other parties shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that are not set forth in this Agreement.

13.

Severance and Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.

Counterparts; Telecopied Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15.

Entire Agreement.  This Agreement, including the agreements described herein, contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement by and among the parties, and may not be changed or terminated orally.  No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound.

16.

Negotiated Agreement.  This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

17.

Expenses.  The Company and the Lender agree that the principal amount of the obligation evidenced by the Modified Note includes the fees and expenses of counsel for the Company incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other instruments or documents executed in connection therewith.  The Company hereby agrees to pay all costs and expenses of Lender in connection with any and all amendments, modifications, renewals, extensions, and supplements of the Loan Agreement and all documents executed in connection therewith, including, without limitation, the fees and expenses of legal counsel for Lender.

18.

Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and all agreements executed in connection herewith (including all agreements executed prior to the date hereof) shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.  The Parties hereto (i) agree than any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in Houston, Texas, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an inconvenient forum and (iii) irrevocably submit to the jurisdiction of such Federal or state court in Houston, Texas in any such suit, action or proceeding.  The Parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

19.

Continuing Liens.  All liens and security interests securing all or any of the indebtedness evidenced by the Modified Note, including, but not limited to, the liens and security interests arising under or by virtue of the Amended Agreements, the Transaction Documents (other than the Security Agreement and the Subsidiary Security Agreement) and the Second Pledge and Security Agreement, are hereby ratified, affirmed, extended and continued, and shall remain in full force and effect to secure the payment of the entire indebtedness evidenced and to be evidenced by the Modified Note.  All covenants, guarantees, agreements, warranties and remedies heretofore made or given for the benefit of the Lender regarding the Modified Note shall remain in full force and effect regarding the Modified Note.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers, hereunto duly authorized, as of the Effective Date.

THE COMPANY:

W TECHNOLOGIES, INC., a Delaware corporation

By:       _/s/ Wayne Allyn Root___________

Wayne Root, Chief Executive Officer

LENDER:

INUTRITION, INC., a Texas corporation

By:

/s/__Timothy J. Connolly__________

Name:

Timothy J. Connolly______________

Title:

CEO_________________________

SUBSIDIARY:

GLOBAL SPORTSEDGE, INC., a Delaware corporation

By:       _/s/ Wayne Allyn Root____________

Wayne Root, Chief Executive Officer

EXHIBIT A

[FORM OF MODIFIED NOTE]

EXHIBIT B

[FORM OF SECOND PLEDGE AND SECURITY AGREEMENT]